October 7, 1999



Mr. Glenn R. Rogers
c/o Alexander & Baldwin, Inc.
333 Market Street
P. O. Box 7452
San Francisco, CA  94120

Dear Glenn:

     This letter sets forth the agreement between Alexander & Baldwin, Inc. and all of its subsidiaries (the "Company") and you in connection with your resignation and possible retirement from the Company and your general release of claims.

     1.   Termination of Active Services.  Your active services for the Company
          ------------------------------
will terminate on December 31, 1999.

     2.   Continued Passive Employment.  The Company will continue to employ
          ----------------------------
you through December 31, 2001, or until you obtain other employment, whichever occurs first. It is understood that your active employment with the Company will cease on December 31, 1999, and your employment from January 1, 2000 through December 31, 2001 will be for all purposes a passive employment and, therefore, you will not receive any promotions, salary increases, accrued vacation, bonus, or employment benefits, other than those enumerated in this letter agreement, and you will not be required to maintain an office or report to the Company or perform any work assignments. The time you are passively employed, however, shall be deemed to be credited benefit service under the retirement plan.

     3.   Compensation.  You will remain on the payroll at your current base
          ------------
salary, and during the period of passive employment, you will be paid, by direct deposit, your current monthly base salary, less appropriate withholdings and deductions through December 31, 2001. These payments will include all vacation pay, accrued through December 31, 1999. If you find other employment before December 31, 2001, the Company will pay to you a one-time severance payment equal to the remaining salary payments through December 31, 2001. If you should die prior to December 31, 2001, the Company will pay to your designated beneficiary an amount equal to the remaining salary payments through December 31, 2001.

     You acknowledge that the payments set forth above constitute payments in excess of any obligation of the Company to pay you any separation or severance payment to you and that such excess payments are made to you as an accommodation to you as partial consideration for promises you are making under this agreement regarding your separation from the Company. You acknowledge that except for the payments set forth in this letter, you are not entitled to any other severance pay under any Company separation or severance policies and no other severance or separation pay will be paid to you.

     4.   Vacation.  You will accrue vacation benefits through December 31,
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1999.  Thereafter, you will not accrue further vacation benefits.  You shall be deemed scheduled on vacation from January 1, 2000 until such time as all of your vacation is exhausted. (As of October 3, 1999, you have a total of 134 days of accrued vacation.) Thereafter, you will not earn, become entitled to, or receive any other vacation pay.

     5.   Car Allowance.  The Company will continue to pay to you a car
          --------------
allowance in the same amount as your existing car allowance through December 31, 2001 or until you find other employment.

     6.   PIIP.  The Company will pay to you any and all amounts owed to you
          ----
under the 1999 One-Year Performance Improvement Incentive Plan (PIIP) and the 1997-1999, 1998-2000, and 1999-2001 cycles under the Three-Year Performance Improvement Incentive Plan (PIIP), respectively. For the 1998-2000 and 1999-2001 PIIP plan cycles, your awards under these cycles will be pro-rated based upon your service through December 31, 1999. With these payments, you will have no claim to any other amounts owed under these plans.

     7.   Non-qualified Plans.
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     A.   A&B Excess Benefits Plan.  In lieu of any benefit to which you otherwise would be entitled under the provisions of the A&B Excess Benefits Plan, A&B will pay, using the assumptions stated in subparagraph (a) which follows, a single lump-sum payment to you as soon as practicable after December 31, 2001 equal to the amount defined in paragraph (b) which follows.

               (a)  Solely for the purposes of the calculations in subparagraph
               (b), it shall be deemed that (i) your service with A&B continued until December 31, 2001, at which time you would be deemed to be retired, (ii) from January 1, 2000 through and including December 31, 2001, your annual base compensation shall be deemed to be $287,500, (iii) your 1999 award under the One-Year Performance Improvement Incentive Plan shall be deemed to be the actual for 1999, and (iv) your annualized award for 2000 and 2001 under the One-Year Performance Improvement Incentive Plan shall be deemed to be the average of your awards for 1997, 1998 and 1999, rounded to the nearest thousand, further provided that to the extent that your benefit under the A&B Retirement Plan for Salaried Employees is a factor taken into consideration in determining your benefit under the A&B Excess Benefits Plan, the calculation of your benefit under the A&B Retirement Plan for Salaried Employees shall be based on your actual service, termination date and compensation and shall not be affected by any of the assumptions contained in this agreement.

               (b) The amount determined under this subparagraph0000 shall be the amount that would be payable by the A&B Excess Benefits Plan to you on December 31, 2001 using the assumptions in paragraph (a) and based on the terms of such plan as in effect on the date this agreement is executed, such terms to include the after-tax discount rate, which is 2.50% and all other actuarial factors specified in the plan.

     B. A&B Executive Survivor/Retirement Plan. The amount to which you are entitled under the Executive Survivor/Retirement Benefit Plan shall be based on the terms of such plan as in effect on the date of this agreement is executed.

     8.   Vesting in PIIP Stock Program.  With regard to awards granted, if
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any, under the Performance Improvement Incentive Plans, upon retirement, you will be fully vested.

     9.   Stock Options.  Effective as of January 1, 2000, The Nonqualified
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Stock Option Agreement dated January 27, 1999, between you and the Company pursuant to the Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive Plan and all Stock Option Agreements between you and the Company pursuant to the Alexander & Baldwin, Inc. 1989 Stock Option/Stock Incentive Plan (collectively the "Stock Agreements") shall be amended to provide for the immediate exercisability of all options for the Optioned Shares (as that term is defined in the Stock Agreements), and if you find other employment after January 1, 2000, you shall have the right to exercise all outstanding options for a period of up to the earlier of either (a) one (1) year after you start such other employment, or (b) December 31, 2001, provided that no option exercise shall be extended to a date beyond the expiration of the option term. If you do not obtain other employment and retire at the end of your passive employment (January 1, 2002), the terms of the Stock Agreements shall determine your exercisability of the options. You will not be entitled to receive any stock options for 2000 and thereafter.

     10.  Severance Agreement.  The Severance Agreement/Change of Control
          --------------------
Agreement dated April 18, 1995, as it may have been amended and restated, is terminated as of December 31, 1999.

     11.  Benefits.  Until the earlier of either December 31, 2001 or that date
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upon which you obtain coverage through another source, you will participate under all insured and self-insured benefit plans in which you are currently participating to the extent coverage or benefits are provided by these plans, including personal excess liability insurance coverage (umbrella insurance coverage) provided by the Company through a group policy, with one exception. Because you will be on paid leave, you will not be covered by the sick leave policy. If you remain in passive employment until December 31, 2001, effective January 1, 2002, you will be eligible for post-retirement benefits in accordance with the terms of the Alexander & Baldwin, Inc. Retiree Health and Welfare Benefit Plan.

     12.  401(k).  Your investment in the Company's 401(k) Plan, less the
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balance of any outstanding loans, may, at your option, be left in the Plan or distributed to you in a form available under the terms of the Plan. You should consult with your tax advisor to discuss the tax consequences of the option chosen.

     13.  Confidentiality.  You acknowledge that by reason of your position as
          ---------------
Executive Vice President, Chief Financial Officer and Treasurer, you have had access to information of a confidential or sensitive nature. You represent that you have held all such information confidential and will continue to do so, except as required by subpoena or court process, provided that you give the Company sufficient notice to contest a subpoena or court process.

     It is understood that, with the exception of the announcement of your separation from employment or as required by any laws, rules or regulations, the parties hereto will keep the terms of this agreement confidential. Without limiting the generality of the foregoing, you specifically agree that you will not disclose information regarding this agreement to any person other than your legal counsel or financial advisor. You acknowledge that this agreement of confidentiality is a material reason for the Company to enter into this agreement.

     14.  Return of Company Materials and Property.  You understand and agree
          -----------------------------------------
that you will turn over to such person as identified by John F. Gasher, all Company files, memoranda, records and other documents, physical or personal property and keys which you have in your possession by December 31, 1999.

     15.  Complete Release.  As a material inducement to the Company to enter
          ----------------
into this agreement, you hereby irrevocably and unconditionally release, acquit and discharge the Company and each of the Company's stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, parent companies, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such parent companies, divisions, subsidiaries, affiliates) (collectively "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent ("Claim" or "Claims") which you now have, own, hold, or claim to have, claim to own, or claim to hold, or which you at any time heretofore had, owned, held or claimed to have, claimed to own, or claimed to hold, or which you at any time hereafter may have, own, hold or claim to have, claim to own, or claim to hold, against each or any of the Releasees, including, but not limited to, any arising out of your employment with and/or separation from the Company, out of an alleged violation of an alleged employment agreement, express or implied, any covenants of good faith and fair dealing, express or implied, or any tort, or any legal restrictions on the Company's right to terminate employees, or any federal, state or other governmental statute, regulation or ordinance, including, without limitation: (1) Title VII of the Civil Rights Act of 1964 (race, color, religion, sex and national origin discrimination); (2) 42 U.S.C.
S1981 (discrimination); (3) 42 U.S.C. SS621-634 (age discrimination);
(4) 29 U.S.C. S206(d)(1) (equal  pay); (5) the Americans with Disabilities
Act, 42 U.S.C. S12101, et seq.; and (6) the California Fair Employment and Housing Act, California Government Code Sections 12900, et seq. (race, color, religion, sex, national origin, disability).

     16.  Age Release.  You will not institute, cause, authorize or participate
          -----------
in any legal action, lawsuit or complaint against the Company on your own behalf or on behalf of others, and no such action will be taken by your spouse, children, heirs or personal representatives, arising directly or indirectly out of your employment with the Company or the actions of its employees, officers, directors, and all other persons, firms and corporations, and their respective heirs, successors, successor corporations, and assigns. All such persons and entitles are released from any and all liabilities for any and all Claims, actions, and damages, whether or not now known or existing, arising out of your employment and your retirement from your employment by the Company. This release includes, but is not limited to, Claims under all State and Federal laws, and Company policies and documents other than this agreement. Claims under the Federal Age Discrimination in Employment Act, 29 U.S.C. Sec. 621 et sq., as amended, are expressly waived.

     a. Nothing herein waives any claims or rights which may arise after the date of execution hereof. The consideration for this release and waiver is agreed to be in addition to anything of value to which you are already entitled.

     b. You have twenty-one (21) days within which to review and consider this letter. You may sign this agreement prior to the expiration of the twenty-one (21) day period and, if you do so, you should only do so if the Company has not induced you to waive this period by fraud, misrepresentation, threat to withdraw or alter the offer prior to the expiration of the twenty-one (21) day period or by providing different terms to employees who sign this release prior to the expiration of the twenty-one (21) day period.

     c. For seven (7) days following the execution of the agreement you have the right to revoke this agreement, and this agreement shall not be effective until that period has expired.

     d. You have been advised prior to executing the agreement to consult an attorney of your choice and otherwise fully consider the agreement, and acknowledge that you have had ample time to do so.

     17.  Release.  It is expressly agreed that your acceptance of the terms of
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this letter agreement shall constitute your acknowledgment of the Company's full satisfaction of all of your claims, known or unknown, against the Company and your express release of the Company with respect to such Claims, whether arising out of the terms of your employment or otherwise, BY SIGNING THIS LETTER OF AGREEMENT, YOU ARE EXPRESSLY WAIVING ANY AND ALL RIGHTS YOU MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 1542 WHICH STATES AS FOLLOWS:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     Notwithstanding the provisions of Section 1542 of the Civil Code, and for the purpose of effectuating this agreement, you understand and agree that you are releasing the Company and its officers, agents, employees, insurers, and any other entity or person operating on its behalf of all actions, causes of action, Claims, or obligations whether known or unknown, and that you cannot hereinafter institute or maintain any action, suit or Claim against the Company for anything arising out of your employment, the termination of your employment, or arising out of any incident, matter or conduct in any way pertaining to the Company occurring at any time up to and including the date of the signing of this agreement.

     18.  No Admission.  In connection with all matters relating to this letter
          ------------
agreement, neither party admits that it has acted in any way unlawfully as to the other party. The releases are given for the purpose of making a full, final and amicable resolution of each party's obligations to the other.

     19.  Arbitration.  Any dispute regarding any aspect of this agreement or
          -----------
any act which allegedly has or would violate any provision of this agreement ("arbitrable dispute") will be submitted to arbitration in Hawaii, before an experienced employment arbitrator licensed to practice law in Hawaii and selected in accordance with the rules of the American Arbitration Association as the exclusive remedy for such claim or dispute. Should any party to this agreement hereafter institute any legal action or administrative proceeding against the other with respect to any Claim waived by this agreement or to pursue any arbitrable dispute by any method other than said arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses, and attorneys' fees incurred as a result of such action.

     20.  Severability, Integration and Modification.  Should any of the
          ------------------------------------------
provisions herein be determined to be invalid, it is agreed that this shall not affect the enforceability of other provisions herein. This agreement is fully integrated, represents the entire understanding of the parties, and there are no other agreements, representations, promises or negotiations which have not been expressly embodied herein. The parties agree that this agreement may not be amended or modified except by a signed written document.

     21.  Attorneys Fees.  Should either party institute any action or
          --------------
proceeding to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this agreement, or for a declaration of such party's rights or obligations hereunder or to set aside any provision hereof, or for any other judicial remedy, the non-breaching party shall be entitled to be reimbursed for all costs and expenses incurred thereby, including, but not limited to, such amount as the court may adjudge to be reasonable attorneys' fees for the services rendered in such action or proceeding.

     22.  Successors.  This agreement shall be binding upon the Company, its
          ----------
successors and/or assigns, and upon you and upon your respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each and all of the Releasees, and to their heirs, representatives, executors, administrator, successors and assigns.

     23.  Non-admissions Clause.  It is understood and agreed by the parties
          ---------------------
hereto that this agreement represents a compromise and settlement between the parties hereto, and that nothing contained herein shall be construed as an admission of liability by or on behalf of either party, by whom liability is expressly denied. The covenants and releases and payments under this Agreement should, therefore, not be construed as an admission of any negligence, strict liability, willful conduct, breach of warranty, breach of contract, liability or fault of any kind whatsoever by the Company or you.

     24.  Violation of Agreement.  In the event you willfully violate any
          -----------------------
provision of this agreement which causes the Company to suffer harm, the Company will have the right to terminate the agreement without any obligation to make further payment to you.

     25.  Entire Agreement.  This agreement contains the entire understanding
          ----------------
between you and the Company and fully supersedes any and all prior agreements or understandings pertaining to the subject matter of this Release. Each of the parties hereto acknowledges that no party or agent of any party has made any promise, representation or warranty whatsoever, either express or implied, not contained in this agreement concerning the subject matter hereof to induce any other party to execute this agreement and each of the parties hereto acknowledges that it has not executed this agreement in reliance of any such promises, representations or warranties not specifically contained in this agreement.

     26.  Execution Required.  This agreement shall not be effective unless and
          ------------------
until you execute and return one of the two originals hereof executed by the Company. We may revoke the offers contained in this letter agreement and any or all of the terms hereof by a writing delivered to you any time prior to the time you execute and deliver this agreement.

     27.  Governing Law.  This agreement shall be deemed to have been entered
          -------------
into in the State of Hawaii and shall be construed and interpreted in accordance with the laws of the State of Hawaii.

     28.  Acknowledgment.  You acknowledge that you have read the terms of this
          --------------
agreement, that you fully understand its terms and language, that you fully understand the provisions, that you have been granted adequate time to review and consider this agreement with the aid of your personal attorney if you so desire, and that you have signed this agreement as your own free and knowing act. YOU UNDERSTAND AND AGREE THAT THIS AGREEMENT CONTAINS A BROAD GENERAL UNEQUIVOCAL RELEASE.

     If the above agreement is satisfactory to you, please sign and return the original of this letter to me. The time limit for acceptance of this agreement is twenty-one (21) days from the date of this letter or, in other words, by October 28, 1999. A duplicate original of this letter is enclosed for your records.

                           Sincerely,

                           ALEXANDER & BALDWIN, INC.

                           /s/ W. Allen Doane

                           W. Allen Doane
                           President & Chief Executive Officer


I HAVE READ AND I UNDERSTAND THE TERMS OF THIS LETTER AGREEMENT. I HAVE HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL. I AGREE AND ACCEPT THE TERMS OF THIS AGREEMENT AND UNDERSTAND THAT I AM WAIVING IMPORTANT RIGHTS. I HAVE SIGNED THIS AGREEMENT OF MY OWN FREE WILL.

                           /s/ Glenn R. Rogers
                           --------------------------------
                           Glenn R. Rogers

                           Date: October 15, 1999